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                                                                EXHIBIT 99

             HARRIS INTERACTIVE ACQUIRES YANKELOVICH CUSTOM RESEARCH ACQUISITION WILL EXPAND RESEARCH EXPERTISE AND MARKET REACH

ROCHESTER, NY, FEBRUARY 14, 2001 --- Harris Interactive (Nasdaq: HPOL), the global leader in Internet-based market research, today announced it has acquired the assets of the custom research division of Yankelovich Partners headquartered in Norwalk, Connecticut.

                     ABOUT YANKELOVICH CUSTOM RESEARCH GROUP

Yankelovich custom research group offers a full range of research and consulting services including: product forecasting for the Pharmaceutical and other industries, public opinion polling, brand equity studies, and corporate reputation measurement. Besides Norwalk, Yankelovich has additional offices in Atlanta, GA; Claremont, CA; New York, NY; and Washington, DC.

                           $15MM IN ADDITIONAL REVENUE

Harris Interactive acquired ONLY the custom research division of Yankelovich. The custom research division, which currently conducts the majority of its research using the telephone, is expected to generate approximately $15MM in revenue during the remainder of calendar year 2001. Also as part of the agreement, Harris Interactive hired approximately 65 Yankelovich employees--mostly project personnel, research analysts, data collection management, and data processing employees. Harris Interactive acquired no real estate in the transaction.

            A GAIN OF ADDITIONAL EXPERTISE AND ACCESS TO NEW MARKETS

Gordon S. Black, CEO and chairman of Harris Interactive said, "The Yankelovich research operations will mesh very nicely with Harris Interactive. Like us, they have a long history of conducting high-quality market research for blue chip clients. We highly value the consultative expertise and the access to new markets like retail, telecommunications and media that Yankelovich will now provide for Harris Interactive. Likewise, we look forward to pairing our Internet research technology and expertise with their intellectual strength. It's a great fit."

                     CONFERENCE CALL AND WEBCAST SCHEDULED

A conference call to discuss the Company's acquisition of the Yankelovich custom research group will be conducted on Wednesday, February 14, at 11:00 a.m. EST. To access the conference call, please call 800-967-7149 (719-457-2711 international) by 10:50 a.m. EST on February 14th. You will need to reference "Harris Interactive." A live webcast of the conference call will also be available via the Company's website, http://www.harrisinteractive.com and will be archived there for 30 days.




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ABOUT HARRIS INTERACTIVE

Harris Interactive (Nasdaq: HPOL), the global leader in online market research, uses Internet-based and traditional methodologies to provide its clients with information about the views, experiences, behaviors and attitudes of people worldwide. Known for its HARRIS POLL, Harris Interactive has 45 years of experience in providing its clients with market research and polling services including custom, multi-client and service bureau research, as well as customer relationship management services. Through its U.S. and Global Network offices, Harris Interactive conducts research around the world, in multiple, localized languages. Harris Interactive uses its proprietary technology to survey its database of more than 7 million online panelists. For more information about Harris Interactive, please visit our website at www.harrisinteractive.com. EOE M/F/D/V


FOR MORE INFORMATION ABOUT THIS RELEASE OR HARRIS INTERACTIVE, PLEASE CONTACT:

Dan Hucko
Harris Interactive
(716) 214-7470
(800) 866-7655 ext. 7470
dhucko@harrisinteractive.com



SAFE HARBOR STATEMENT

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RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY
FROM THOSE DISCUSSED. ADDITIONAL DETAILED INFORMATION CONCERNING A NUMBER OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER IS READILY AVAILABLE IN THE "RISK FACTORS" SECTION OF THE MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.